CONFIDENTIAL TREATMENT REQUEST
                                            [ * ] INDICATES INFORMATION THAT HAS
                                                      BEEN OMITTED PURSUANT TO A
                                              CONFIDENTIAL TREATMENT REQUEST AND
                                           THIS INFORMATION HAS BEEN FILED UNDER
                                              SEPARATE COVER WITH THE COMMISSION


                           SOFTWARE LICENSE AGREEMENT

        This Software License Agreement ("AGREEMENT") is entered into this 27th day of September, 2005 (the "EFFECTIVE DATE") by and between Innerwall, Inc., ("INNERWALL") a Delaware corporation with principal offices at 4945 North 30th Street, Colorado Springs, CO 80919 and Catcher, Inc., a Delaware corporation with principal offices at 39526 Charlestown Pike, Hamilton, VA 20158 ("CATCHER"). Catcher and Innerwall are sometimes collectively referred to herein as the "parties."

                                    RECITALS:

        WHEREAS, Catcher desires to purchase licenses to Innerwall's ENCLAVE(TM) software product, and Innerwall desires to sell such licenses to Catcher in accordance with the terms of this Agreement; and

        WHEREAS, Innerwall desires to grant to Catcher, and Catcher desires to receive from Innerwall, a non-exclusive license to bundle and distribute the ENCLAVE(TM) software product, in object code or executable (machine readable) format only, with Catcher's Catcher Device in accordance with the terms of this Agreement;

        NOW, THEREFORE, based upon the foregoing premises and the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, the parties hereby agree as follows:

1. DEFINITIONS. The following terms, when used with initial capital letters will have the meaning set forth below unless the clearly context requires otherwise:

                (a) "AGENT MODULE" means the module incorporated in the Enclave software that drives the Catcher Device acting as an agent.

                (b) "APPLICABLE PATENT RIGHTS" means the claims in Innerwall's U.S. patents now issued or issued during the term of this Agreement relating to Enclave, including without limitation, U. S. Pat. No. 6,889,168, and
U. S. Patent Applications Ser. No.'s 10/758,852, 10/687,320 and 11/100,714.

                (c) "BUNDLED CATCHER DEVICE" means the Catcher Device loaded with an embedded Agent Module.

                (d) "CATCHER MARKS" means Catcher's trademarks and proprietary names used to market the Catcher Device.

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                (e) "CATCHER SOFTWARE" means Catcher's proprietary software included in the Catcher Device.

                (f) "CATCHER DISTRIBUTOR PARTNERS" means resellers, distributors, value-added resellers, systems integrators and OEM licensees or other entities, each of which purchase Bundled Catcher Devices from Catcher for resale to End Users.

                (g) "CATCHER THIRD PARTY SOFTWARE" means software that Catcher installs on the Catcher Device licensed from a third party.

                (h) "CATCHER DEVICE" means Catcher's CATCHER(TM) portable command and control hardware component together with all Catcher Software and Catcher Third Party Software other than the Agent Module.

                (i) "CONSOLE MODULE" means the Innerwall module used with the Enclave software that resides in a server or other computer that manages the Realm Controller Modules as well as the Agent Module that reside in the Bundled Catcher Device.

                (j) "DOCUMENTATION" means textual materials, including without limitation, operating instructions, related technical information, and user documentation relating to a party's software.

                (k) "ENCLAVE" means the ENCLAVE(TM) computer programming code in object or executable (machine-readable) code form comprised of the following software modules: (1) two or more Agent Modules, (2) one or more Realm Controller Modules, and (3) one or more Console Modules, together with the hardware upon which the Realm Controller Module is installed, together with Documentation.

                (l) "END USER" means an entity that has acquired a license to use Enclave with one or more Bundled Catcher Devices for its own internal business purposes under an End User Agreement.

                (m) "END USER AGREEMENT" means the agreement between Innerwall and an End User concerning the End User's use of Enclave together with one or more Bundled Catcher Devices, such Agreement to be entered into at the time the End User activates the Agent Module.

                (n) "FIRST LINE SUPPORT" means the support that Catcher may provide End Users, as set forth herein.

                (o) "INNERWALL MARKS" means the trademarks and proprietary product names of Innerwall used to market the ENCLAVE(TM) software product.

                (p) "MARKS" means collectively, the Innerwall Marks and the Catcher Marks.

                (q) "NETWORK SECURITY PRODUCTS" means software products that are used in the analysis, management, monitoring, response, and restoration of business computer networks.


* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Software products that are not competitive with Enclave, under the current release or any future release, are not included in the definition of Network Security Products.

                (r) "ORDER" means a document substantially in the form of the attached EXHIBIT A for use by Catcher to order Support Services as well as orders for Enclave submitted to Innerwall from End Users. Each Support Services Order must reference and be solely governed by this Agreement.

                (s) "PROPRIETARY DATA" means any proprietary "know-how" which a disclosing party discloses to a recipient relating to the development or use of the disclosing party's design, structure, configuration, programming, and protocol of the disclosing party's software. "Know-how" may include computer program designs, algorithms, subroutines, system specifications, programming logic, manufacturing techniques, and program architecture.

                (t) "REALM CONTROLLER MODULE" means the module incorporated in the Enclave software that coordinates the Agent Modules in the Catcher Device and communicates with the Console Module.

                (u) "SUPPORT SERVICES" means Innerwall's technical support for the Agent Module as Catcher may order under Innerwall's Support Services Agreement as set forth in Exhibit B.

                (v) "TERM" means the Initial Term (as defined in Section 7) and any Renewal Term (as defined in Section 7).

                (w) "UTILIZATION REPORT" means Catcher's quarterly report identifying End Users, if any, to which Catcher sells Bundled Catcher Devices, the names of Catcher Distributor Partners to which Catcher has sold the Bundled Catcher Device, the and the fees due hereunder for any of the foregoing from the previous quarter. Catcher will require its Catcher Distributor Partners to submit to Innerwall the name of End Users to which they sell Bundled Catcher Devices if such Catcher Distributor Partners are permitted to do so.

2.      LICENSE GRANTS.

        Each of the license grants below are subject to this Agreement, including the payment of all associated fees and the following limitations: (i) Catcher may not copy Enclave, except as explicitly authorized below or for archival or disaster recovery purposes, and if Catcher does copy Enclave for these purposes, Catcher must preserve any patent markings and other proprietary rights notices in Enclave and place the notices on any and all copies Catcher has made or makes; (ii) Catcher will not reverse engineer, decompile, disassemble, or otherwise attempt to determine Enclave's source code; (iii) Catcher may modify Enclave in accordance with the Documentation solely to allow for interoperability between Enclave and the Catcher Device; and (iv) the licenses Catcher receives below are granted solely to the extent of the


* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Applicable Patent Rights and only to the extent Catcher must have a license under Innerwall's other intellectual property rights to avoid infringement of the same and to have the benefit of the rights granted to it under this Agreement. Catcher may not create or attempt to create any derivative works from Enclave. Except for the licenses granted under this Agreement, ownership rights and, all intellectual property rights in and to Enclave remains the sole and exclusive property of Innerwall. Innerwall retains all rights not expressly granted to Catcher in this Agreement. Catcher's agreements with Catcher Distributor Partners may not be inconsistent with or less protective of, Innerwall's proprietary and intellectual property rights in Enclave than the protections and restrictions set forth in this Agreement.

                (a) DEVELOPMENT USE LICENSE. Innerwall grants Catcher a non-exclusive, non-transferable license to use Enclave to (i) design, develop and test the Bundled Catcher Device, and (ii) provide training for resellers and End User concerning use of Enclave in respect of the Catcher Devices (collectively, a "DEVELOPMENT USE LICENSE").

                (b) EMBEDDED SHIPPING USE LICENSE. Innerwall grants Catcher a non-exclusive, non-transferable license to (i) integrate and embed the Agent Module of Enclave in the Catcher Device; (ii) to reproduce the Agent Module of Enclave as it will be integrated into the Catcher Device; and (iii) to sell, transfer, distribute and sublicense the Agent Module of Enclave embedded in one or more Catcher Devices to intermediaries for resale to End Users or sale directly to End Users (collectively, an "EMBEDDED SHIPPING USE LICENSE").

                (c) EVALUATION USE. Catcher may grant intermediaries that may resell the Bundled Catcher Device and End Users the right to evaluate the Bundled Catcher Device without any additional license or the payment of any fees, including without limitation, Support Services fees, it being understood that if an End User activates the Agent Module, Catcher will owe Innerwall the fees required by this Agreement. Catcher will condition all such evaluations on compliance on the evaluator's agreement that it will not reverse engineer, decompile, disassemble, or otherwise attempt to determine the source code of the Agent Module.

                (d)     RESTRICTIONS.

                        (i) Catcher may not reproduce Enclave in an amount exceeding the number of units to be sold to intermediaries for resale to End Users or to End Users actually receiving one or more Bundled Catcher Devices.

                        (ii) Catcher may not integrate or bundle the Agent Module with any products or services other than the Catcher Device without first obtaining Innerwall's prior written consent.

                        (iii) Innerwall will enter into an End User Agreement with each End User that activates the Agent Module. Catcher understands that such agreement will contain terms and conditions that are no less restrictive than those contained in this Agreement.

                (e) OPEN SOURCE LICENSE. One Enclave component interfaces with an


* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

executable file (the "SNORT EXECUTABLE") that communicates with the Snort 1.8 - 2.x Host IDS Library software program ("SNORT"). Snort is subject to the GNU General Public License. The source code for Innerwall's Snort executable is available for download at www.innerwall.com/____________. Innerwall grants Catcher a non-exclusive, non-transferable license with respect to Innerwall's Snort executable that is coextensive with the other licenses granted by Innerwall under this Agreement. The GNU General Public License is available for download at www.opensource.org.

3.      RECIPROCAL LICENSE TO USE MARKS.

                (a) Catcher may use the Innerwall Marks in connection with its marketing and distribution of the Bundled Catcher Device. Catcher's use of the Innerwall Marks must strictly adhere to Innerwall's most recent written guidelines on use of the Innerwall Marks PROVIDED THAT, a copy of such guidelines are delivered to Catcher. If Catcher wishes to deviate from the written guidelines from Innerwall, Catcher will submit the proposed use of any Innerwall Mark to Innerwall for Innerwall's written approval before the use. Innerwall will not unreasonably withhold, delay or condition approval. Catcher's use of the Innerwall Marks will inure to the benefit of Innerwall.

                (b) Innerwall may use the Catcher Marks in connection with its marketing of the Bundled Catcher Device subject to the parties agreeing on the terms and conditions of such distribution. Innerwall's use of the Catcher Marks will strictly adhere to Catcher's most recent written guidelines PROVIDED THAT, a copy of such guidelines is delivered to Innerwall. If Innerwall wishes to deviate from the written guidelines from Catcher, Innerwall will submit the proposed use of any Catcher Mark to Catcher for Catcher's written approval before the use. Catcher will not unreasonably withhold, delay or condition approval. Innerwall's use of the Catcher Marks will inure to the benefit of Catcher.

4.      EXCLUSIVE BUNDLING.

        For a period of 2 year(s) from August 1, 2005, except as noted in this
Section 4, Catcher will not pre-load the Catcher Device with any other Network Security Product other than that embedded in the operating system software from Microsoft or any other operating system software company and will promote Enclave as the preferred mobility management Network Security Product for the Catcher Device. Notwithstanding the foregoing, any Catcher Distributor Partners and any End User may utilize a Network Security Product other than Enclave without limitation. Except as stated in the first sentence of this Section 4, nothing in this Agreement creates any exclusive arrangement between Catcher and Innerwall. Either party may distribute their respective products directly or indirectly through their respective distribution channels. It is specifically understood that Catcher may remove Enclave from the Catcher device pursuant to a directive from any government customers and utilize any competing Network Security Product.

5.      FEES.

                (a) PAYMENT TERMS. Enclave license fees are set out on SCHEDULE A. The


* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

license and Support Services fees for each Order are due and payable upon submission of Utilization Reports or the activation of Agent Modules, as applicable. Innerwall may assess interest charges of one percent (1%) per month for late payments. Catcher will reimburse Innerwall for any costs incurred (including reasonable attorneys' fees) in the collection of Catcher's past due accounts if Innerwall is successful in such efforts. There is no license or other fee of any nature whatsoever for the license grants under this Agreement or the obligations of Innerwall under this Agreement, except as set forth in Schedule A and in the Support Services Agreement between the parties.

                (b) QUARTERLY UTILIZATION REPORT. Except for Bundled Shipping Use Licenses, Catcher agrees to provide Innerwall with a Utilization Report within 30 days after the end of each calendar quarter. The information contained in each Utilization Report will be based upon the activity in the previous calendar quarter. Each Utilization Report will also include a calculation of commissions due to Innerwall under Section 6.

                (c) AUDIT. Innerwall may, at its sole cost and expense and at any reasonable time during the term of this Agreement but no more than once each fiscal quarter during the Term and with no less than seven (7) days prior written notice, request and gain access to Catcher's premises subject to Catcher's security procedures, for the limited purpose of conducting an audit to determine and verify that Catcher is in compliance with these terms and conditions. Catcher will promptly grant the access and cooperate with Innerwall in the audit. The audit will be restricted in scope, manner and duration to that reasonably necessary to achieve its purpose and may not disrupt Catcher's operations. Catcher will promptly contest (in accordance with Section 15 of this Agreement) any findings of the audit that it believes are not grounded in verifiable fact and will promptly pay all other underpayments revealed by the audit. If the audit reveals an uncontested discrepancy in excess of five per cent (5%), Catcher will also be liable for the costs of the audit.

                (d) TAXES. Catcher will pay all sales, use, VAT, and other consumption taxes, personal property taxes and other taxes associated with the licenses granted hereunder (other than those based on Innerwall's net income) unless Catcher furnishes satisfactory proof of exemption from such taxes.

6. MUTUAL COMMISSION ON INNERWALL'S SALE OF BUNDLED CATCHER DEVICES AND CATCHER'S SALE OF INNERWALL'S ENCLAVE. [To be the subject of additional agreements between the parties.]

7.      TERM, TERMINATION.

                (a) TERM. Unless earlier terminated, the initial term of this Agreement is 2 year(s) from the Effective Date (the "Initial Term"). The Initial Term will automatically renew for an unlimited number of successive one-year terms (each a "Renewal Term"), provided, however, that in any Renewal Term, either party may terminate this Agreement by giving at least 60 days' advance written notice of termination.


* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                (b) TERMINATION. Either party may terminate this Agreement at any time immediately upon written notice to the other party if the other party is in material default of this Agreement. A party is in material default of this Agreement if it (i) files or has filed against it a petition in bankruptcy, makes a general assignment for the benefit of its creditors, has a receiver or trustee appointed for its business, properties or assets, or ceases to do business in the ordinary course or (ii) fails to perform in a material way any of its material duties or obligations, and does not undertake an effort to substantially cure and substantially cure the default within 30 days after written notice is given to the defaulting party. In addition, a party may immediately terminate this Agreement with out opportunity for cure upon a breach of Section 14. Upon termination of this Agreement, all licenses granted under this Agreement will automatically terminate.

                (c) EFFECT OF TERMINATION. Notwithstanding the foregoing, any Development Use Licenses, and Embedded Shipping Use Licenses with respect to Catcher's inventory (including work-in-process) of Catcher Devices and Bundled Catcher Devices sold prior to such termination, will remain in effect and not be affected by such termination so long as such licenses are used in accordance with their respective license grants contained herein. Each recipient of Confidential Information must return to the disclosing party such Confidential Information except as needed for continued support under this Agreement.

8.      SOFTWARE SUPPORT.

                (a) CATCHER'S SUPPORT TO END USERS. Catcher Distributor Partners are responsible for providing, directly or indirectly, First Line Support to each End User.

                (b) INNERWALL'S SUPPORT TO CATCHER. Support Services ordered by Catcher will be provided under the then current version of Innerwall's Support Agreement in effect on the date Support Services are ordered. A form of Innerwall's Support Agreement as of the Effective Date is attached to this Agreement as EXHIBIT B. In no event will the fees associated with the Support Agreement increase during the Term without Catcher's prior written consent.

                (c) TRAINING. Within 90 days of the execution of this Agreement, Innerwall will provide 5 days of free training for employees of Catcher designated by Catcher. Catcher is responsible for travel and expense costs of Catcher personnel to Innerwall facilities in Colorado. If Catcher requests that training take place at Catcher's facilities and Innerwall agrees, then Catcher will be charged for the time of Innerwall's personnel, travel, hotels, and other associated costs for Innerwall's personnel, as well as training facilities and associated costs, provided that all such costs and expenses are first consented to in writing by Catcher. Innerwall will provide Catcher with a training manual that both parties agree is sufficient for Catcher's internal use within 20 days of the signing of this agreement.

9.      PROTECTION OF INTELLECTUAL PROPERTY.

                (a) USE OF MARKS. Catcher will use its commercially reasonable efforts to protect Innerwall's, its licensors' and suppliers' intellectual property and proprietary rights in the Innerwall software, Proprietary Data, Innerwall Marks, and other intellectual property of


* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Innerwall. Innerwall will use its commercially reasonable efforts to protect Catcher's, its licensors', and suppliers' intellectual property and proprietary rights in the Catcher Software, Proprietary Data, Catcher Marks, and Catcher's other intellectual property. If the management of Catcher becomes aware of the unauthorized use, copying, or disclosure of the Innerwall Software, Innerwall Marks, or Innerwall's Proprietary Data, Catcher will notify an Innerwall representative in writing. Catcher will assist Innerwall, at Innerwall's request and expense, in the investigation and prosecution of the unauthorized use, copying, or disclosure. If the management of Innerwall becomes aware of the unauthorized use, copying, or disclosure of Catcher Software, Catcher Marks, or Catcher's Proprietary Data, Innerwall will notify a Catcher's Chief Executive Officer in writing. Innerwall will assist Catcher, at Catcher's request and expense, in the investigation and prosecution of the unauthorized use, copying, or disclosure.

                (b) PATENT MARKING. The Agent Module, its Documentation, or other Enclave materials supplied by Catcher with the Bundled Catcher Device (and not provided by Innerwall) should be marked with the patent numbers and patent application numbers included in the definition of Applicable Patent Rights to the extent necessary to protect Innerwall's patent rights in Enclave but only to the extent Enclave materials are so marked by Innerwall. Catcher will ensure that Innerwall's patent marking is maintained within Enclave and its Documentation in the same form and location as supplied by Innerwall.

10.     WARRANTIES, DISCLAIMER.

                (a) AUTHORITY. Each party represents and warrants to the other party that it has the full right, power and authority to enter into this Agreement and to carry out its obligations under this Agreement.

                (b) NO THIRD-PARTY WARRANTY. NEITHER PARTY MAKES ANY WARRANTIES CONCERNING ANY THIRD PARTY SOFTWARE AND HAS NO OBLIGATION TO INDEMNIFY, DEFEND OR HOLD HARMLESS THE OTHER PARTY WITH RESPECT TO THIRD PARTY SOFTWARE.

11.     INDEMNIFICATION.

                (a) INDEMNITY BY CATCHER. Subject to the liability, remedy and damage limitations set forth in this Agreement, Catcher will indemnify and hold harmless Innerwall and its parent and affiliates, its and their successors and assigns and its and their shareholders, officers, directors, agents, employees and contractors, (collectively, the "Innerwall Indemnitees") from and against any and all loss or liability of any nature whatsoever cognizable at law (collectively, "Losses") resulting from third-party claims (including governmental entities) against a Innerwall Indemnitee, that may be asserted against the Innerwall Indemnitee by such third party, arising out of the breach by Catcher of its obligations under this Agreement or any wrongful act of Catcher in connection with any sale by Catcher of ENCLAVE(TM).


* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                (b) INDEMNITY BY INNERWALL. Subject to the liability, remedy and damage limitations set forth in this Agreement, Innerwall will indemnify and hold harmless Catcher and its parent and affiliates, its and their successors and assigns and its and their shareholders, officers, directors, agents, employees and contractors, (collectively, the "Catcher Indemnitees") from and against any and all loss or liability of any nature whatsoever cognizable at law (collectively, "Losses") resulting from third-party claims (including governmental entities) against a Catcher Indemnitee, that may be asserted against the Catcher Indemnitee by such third party, arising out of: (i) the breach by Innerwall of its obligations under this Agreement and (ii) without limiting Innerwall's obligations under Section 12, below, Innerwall IP Claims.

                (c) PROCESSING INDEMNITY CLAIMS. Whenever a third party makes a claim indemnified hereunder against a Catcher Indemnitee or Innerwall Indemnitee (the "Indemnified Party," as the case may be), upon receipt of such claim, the Indemnified Party will promptly give to the other party (the "Indemnifying Party") notice thereof and will, at no out-of-pocket expense to the Indemnified Party, cooperate with the Indemnifying Party with respect to the investigation and defense or settlement of such matter. The Indemnifying Party will, at it's expense, including reasonable attorneys' fees, defend an Indemnified Party against claims for Losses, whether or not frivolous, that may be asserted against an Indemnified Party by such third party, The Indemnified Party shall have the right, without affecting its indemnity hereunder, to participate in the administration, defense and settlement of such matter at its own cost and expense and with counsel of its own choosing, but the Indemnifying Party will have the right in its sole, absolute, discretion to control such administration, defense and settlement in all aspects. The Indemnifying Party will have the sole, absolute right to settle the indemnified claim solely for money to be paid wholly by the Indemnifying Party. Any other settlement may be offered or made only with the prior written consent of the Indemnified Party, and the indemnified claim may, in all events, be settled only upon obtaining a full and unconditional release of the Indemnified Party.

12.     THIRD PARTY CLAIMS OF INFRINGEMENT.

        If Catcher receives notice of any claim that Enclave, or any module thereof, infringes a third party's United States patent or copyright or other intellectual property rights (an "Innerwall IP Claim"), Catcher will promptly give written notice of the Innerwall IP Claim to Innerwall in accordance with this Agreement. Innerwall, at its sole cost and expense, shall promptly investigate all such Innerwall IP claims. If Innerwall determines that the Innerwall IP Claim has merit, Innerwall may in its discretion instruct Catcher to cease the sale of Bundled Catcher Devices. Innerwall has no obligation to indemnify Catcher for any sales that occur after Innerwall has instructed Catcher to cease selling Bundled Catcher Devices, except for sales that are required by prior contractual commitments. Thereafter, Innerwall shall either procure Catcher the right to continue using Enclave, and any module thereof, and all rights and licenses necessary for Catcher to continue selling Bundled Catcher Devices; or modify or replace all or part of Enclave, or any module thereof, to avoid infringement. If Innerwall determines that it is not commercially reasonable to do either of the foregoing, as determined by Innerwall in its sole discretion, Innerwall may terminate Catcher's licenses and Catcher may terminate all future obligations of the parties under this Agreement. In the case of such termination, Innerwall shall


* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

refund to Catcher the all fees, including without limitation, Service Agreement fees paid to Innerwall in connection with the infringing product...

13.     LIMITATION OF LIABILITY.

        NO PARTY IS LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS, RELATING TO THIS AGREEMENT OR RESULTING FROM A USE OR INABILITY TO USE THE BUNDLED CATCHER DEVICE, HOWEVER CAUSED, ARISING UNDER ANY CAUSE OF ACTION, INCLUDING WITHOUT LIMITATION, BREACH OF CONTRACT, WARRANTY, STRICT LIABILITY, NEGLIGENCE OR OTHERWISE, AND WHETHER OR NOT THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF THE DAMAGES. THE ESSENTIAL PURPOSE OF THIS SECTION 13 IS TO LIMIT THE POTENTIAL LIABILITY OF INNERWALL AND CATCHER ARISING OUT OF THIS AGREEMENT. Notwithstanding the foregoing, the limitation of liability under this Section 13 does not apply to liabilities resulting from actions that infringe a party's intellectual property or violate a party's Confidential Information responsibilities under this Agreement.

14.     CONFIDENTIALITY.

        Innerwall and Catcher agree that each of them will, during the term of this Agreement and for so long thereafter as the information remains confidential, take all reasonable steps to safeguard the confidentiality of, and proprietary rights to, the confidential information ("CONFIDENTIAL INFORMATION") of the other party (each, a "DISCLOSING PARTY") which may be disclosed to a party (each, a "RECIPIENT") under this Agreement (including, but not limited to, product plans, designs, business plans, technical specifications, research, and customer or financial data, Proprietary Data, the Utilization Reports, and the terms and pricing under this Agreement). Without the prior written consent of the disclosing party, no recipient may (a) use the Confidential Information for its own benefit or the benefit of any third party except for purposes expressly provided for in this Agreement, or (b) disclose the Confidential Information to any third party. This Section 14 will not be construed to restrict, and Confidential Information does not include, information that (a) is publicly known at the time of its disclosure to the recipient, (b) is lawfully received by the recipient from a third party not bound in a confidential relationship to the disclosing party, (c) was already known by the recipient prior to disclosure by the disclosing party, or (d) is independently developed or created by the receiving party without use of the Confidential Information from the disclosing party. If a recipient is issued a subpoena or court order requiring disclosure of Confidential Information, it will provide the disclosing party notice and an opportunity to contest the subpoena or court order. Innerwall acknowledges that Catcher may disclose the terms of this Agreement to the extent Catcher determines that it is required by law to be disclosed under applicable securities laws.


* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

15.     MANDATORY BINDING ARBITRATION.

        Except as provided in the last sentence of this Section 15, any and all claims and controversies arising out of or relating to this Agreement, including the scope of this Section 15, or the breach or enforcement of this Agreement, or any aspect of the relationship between the parties, whether such claims are common law or statutory, including claims asserting violations of the antitrust or racketeering laws, will be settled by final, binding arbitration exclusively in, the state of Virginia. The arbitration will be heard before one arbitrator to be chosen in accordance with the commercial rules of the American Arbitration Association. As an exception to the foregoing, legal actions may be commenced for injunctive relief of any nature as required to enforce a party's rights under Section 14.

                (a) GOVERNING LAW. Except as set forth in the following sentence of this Section 15(a), the execution, interpretation and performance of this Agreement will be governed by the internal laws of the State of Virginia, without regard to that State's conflict-of-laws principles. Notwithstanding the foregoing, in respect of claims for indemnification of third-party claims: (i) the rights and obligations of the parties will be governed by the same body of law as applies to the determination of the principal claim for which indemnification is sought; and (ii) the parties hereby irrevocably consent to the personal jurisdiction of any court in which any such third-party claim is commenced or pending. The purpose of this provision is to avoid inconsistent adjudications. The arbitrator will not have the power to alter, modify, amend, add to or subtract from any term or provision of this Agreement, or to award damages or other remedies expressly prohibited or limited by this Agreement, or punitive damages of any nature, or to grant injunctive relief, including interim relief, of any nature. In all other respects, the commercial rules of the American Arbitration Association will govern the arbitration. The decision of the arbitrator will be final and binding.

                (b) Decision. The arbitrators' decision will be in writing and must provide a reasoned basis for the resolution of each dispute and for any award. The arbitrators will not have power to award damages in connection with any dispute in excess of actual compensatory damages and will not multiply actual damages or award consequential or punitive damages or award any other damages that are excluded under this Agreement.

                (c) Expenses. Each party will bear its own fees and expenses with respect to the arbitration and any related proceeding, and the parties will share equally the fees and expenses of the American Arbitration Association and the arbitrators.

                (d) Jurisdiction. Judgment on the award of the arbitrators may be entered and enforced by any court having jurisdiction to do so. The parties hereby irrevocably consent to the personal jurisdiction of any court in which: (i) this arbitration provision is not enforceable as a matter of law as to a particular claim brought by one party against the other; (ii) an action to enter judgment and to enforce the award of the arbitrator is commenced or pending; (iii) a third-party claim pursuant to Section 11 is commenced or pending; and (iv) an application for injunctive relief permitted by Section 15 is commenced or pending.


* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

16.     MISCELLANEOUS.

                (a) Assignment. Neither party may assign this Agreement or any rights, licenses or obligations hereunder without the prior written approval of the non-assigning party. Notwithstanding the foregoing, a party may assign this Agreement to any acquirer of all or of substantially all of the party's equity securities, assets, or business relating to the subject matter of this Agreement, except to a direct competitor of the other party. As a condition to the purported assignment, the purported assignor will provide to the other party written confirmation prior to the assignment of the successor's assumption of this Agreement. Any attempted assignment in violation of this Section will be void and without effect. Subject to the foregoing, this Agreement will benefit and bind the parties' successors and assigns.

                (b) Notices. All notices between the parties will be in writing and will be deemed to have been given if personally delivered or sent by certified or registered mail (return receipt) or telecopy to the addresses first set out above, or the other address as is provided by notice as set forth herein. Within 10 days after the execution of this Agreement, each party will provide to the other party the name of its authorized representative to receive notices under this Agreement. Notices will be deemed effective upon receipt or, if delivery is not affected by reason of some fault of the addressee, when tendered.

                (c) Relationship of the Parties. Each party is an independent contractor in the performance of this Agreement, is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith. Neither party nor its agents or employees are the representatives of the other party for any purpose and neither party has the power or authority as agent, employee or any other capacity to represent, act for, bind or otherwise create or assume any obligation on behalf of the other party for any purpose whatsoever.

                (d) Governing Law. This Agreement will be governed by the laws of the State of Virginia, without reference to its conflict of laws principles.

                (e) Severability. Any term or provision of this Agreement held to be illegal or unenforceable will, if possible, be interpreted to be construed as valid, but in any event the validity or enforceability of the remainder hereof will not be affected.

                (f) Export Regulations. Each party may be subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain technical products to certain countries. Each party warrants that it will comply in all respects with the export and re-export restrictions applicable to the technology and documentation licensed hereunder.

                (g) Counterparts. This Agreement may be executed in several counterparts, all of which taken together will constitute one single instrument.

                (h) Section Headings; Schedules. The section and subsection headings used


* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

in this Agreement are for reference and convenience only. The exhibits and schedules referred to and attached to this Agreement, or that are to be attached to this Agreement, are incorporated into this Agreement by this reference to the same extent as if set forth in full in this Agreement.

                (i) No Waiver. No delay or omission by a party to exercise any right or power occurring upon any noncompliance or default by the other party with respect to any of the terms of this Agreement impairs any the right or power or will be construed to be a waiver of any the right or power. A waiver by a party of any of the covenants, conditions, or agreements to be performed by the other will not be construed to be a waiver of any succeeding breach or of any covenant, condition, or agreement contained in this Agreement. Unless stated otherwise, all remedies provided for in this Agreement are cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.

                (j) Entire Agreement. This Agreement, along with the exhibits and schedules, sets forth the entire Agreement between the parties and supersedes all prior proposals, agreements, and representations between them, whether written or oral. This Agreement may be changed only by mutual agreement of the parties in writing.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed and delivered by their duly authorized officers, all as of the Effective Date.

INNERWALL, INC.                         CATCHER INC.

By:  /s/ Jim Bitonti                    By:  /s/ Ira Tabankin

Title:  President                       Title:  CTO

Date:  September 26, 2005               Date:  9/27/2005




* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                   SCHEDULE A

                                  LICENSE FEES*


Innerwall Agent Module for Windows XP Pro............................ [ * ]


*There is no license or other fee of any nature whatsoever for the license grants under this Agreement or the obligations of Innerwall under this Agreement, except as set forth in this Schedule A and in the Support Services Agreement between the parties.



* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.